[FORM OF DEBENTURE]



UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY DEBENTURE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                                 REGISTERED


                                               CUSIP NO. 552673AU9

NO.                                                                       U.S. $



                                          MCI COMMUNICATIONS CORPORATION

                                        7 1/8% DEBENTURE DUE JUNE 15, 2027


                  MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), for value received promises to pay to

                                                    CEDE & CO.
                                         c/o THE DEPOSITORY TRUST COMPANY
                                                  55 WATER STREET
                                             NEW YORK, NEW YORK 10041

, or registered assigns, the principal sum of

                                           ____ HUNDRED MILLION DOLLARS

on June 15, 2027 (the "Maturity Date"), unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest thereon at the interest rate per annum of 7 1/8%, semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 1996 (each, an "Interest Payment Date"),

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



to the Holder of this Debenture as of the close of business on the Regular Record Date, as defined below, with respect to such Interest Payment Date, until the principal hereof is paid or duly made available for payment.

                  Interest payments for this Debenture will be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Debenture on any Interest Payment Date will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including June 24, 1996 if no interest has been paid or duly provided for with respect to this Debenture) to but excluding such Interest Payment Date. If any Interest Payment Date or the Maturity Date or the Redemption Date (as defined after the Trustee's Certificate of Authentication) falls on a day that is not a Business Day, as defined below, the required payment of principal and/or interest with respect to such Interest Payment Date, Maturity Date or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date or Redemption Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or by executive order to close.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Debenture is registered in the Security Register of the Company as of the close of business on the "Regular Record Date" for such interest payment, which shall be the June 1 (whether or not a Business Day) preceding the June 15 Interest Payment Date or the December 1 (whether or not a Business Day) preceding the December 15 Interest Payment Date, as the case may be.

                  The principal of this Debenture payable on the Maturity Date or the Redemption Date will be paid against presentation of this Debenture at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  All payments of principal and interest in respect of this Debenture will be made by the Company in immediately available funds.

                  Reference is hereby made to the further provisions of this Debenture set forth after the Trustee's Certificate of Authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee under the Senior Indenture, as each such term is defined below, directly or through an Authenticating Agent, by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.


                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:  June 24, 1996

                                              MCI COMMUNICATIONS CORPORATION


                                      By:




[SEAL]                                            Vice President and Treasurer

                                     Attest:



                                              Secretary or Assistant Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This  is  one  of  the  Securities  issued  under  the  within-mentioned  Senior
Indenture.

CITIBANK, N.A., as Trustee

By:
         Authorized Signatory

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



                                          MCI COMMUNICATIONS CORPORATION

                                        7 1/8% DEBENTURE DUE JUNE 15, 2027


                  This Debenture is one of the duly authorized senior securities (collectively, the "Securities") of the Company to be issued under an Indenture between the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under such indenture), dated as of February 17, 1995, as amended by the Trust Indenture Reform Act of 1990 (the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Debenture is one of the duly authorized series of Securities designated as "7 1/8% Debentures due June 15, 2027" (collectively, the "Debentures"), and the aggregate principal amount of Debentures to be issued under such series is limited to $500,000,000 (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures). All terms used but not defined or specified in this Debenture shall have the meanings assigned to such terms in the Senior Indenture.

                  This Debenture will not be subject to redemption at the option of the Company prior to the Maturity Date.

                  This Debenture will be subject to redemption at the option of the Holder on June 15, 2003 (the "Redemption Date"), in whole or in part, in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at a redemption price equal to 100% of the principal amount to be redeemed. Interest payable on the Redemption Date shall be payable to the person in whose name this Debenture is registered in the Security Register of the Company as of the close of business on the Regular Record Date immediately preceding the Redemption Date. For this Debenture to be redeemed in whole or in part at the option of the Holder hereof, this Debenture must be received no earlier than April 16, 2003 and no later than May 15, 2003, with the form entitled "Option to Elect Redemption" below duly executed and completed, by the Trustee at its Corporate Trust Office, or such other address of which the Trustee shall from time to time notify the Holders of Debentures. Exercise of such redemption option by the Holder hereof shall be irrevocable.

                  In the event that this Debenture shall be redeemed in part, this Debenture shall be surrendered to the Trustee in exchange for one or more new Debentures of authorized denominations in principal amount equal to the unredeemed portion of this Debenture and having the same terms and conditions.

                  If an Event of Default with respect to the Debentures shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Debentures at the time Outstanding, as defined in the Senior Indenture, may declare the principal of all Debentures due and payable in the manner and with the effect provided in the Senior Indenture.

                  The Senior Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected thereby at the time Outstanding. The Senior Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                  No reference herein to the Senior Indenture and no provision of this Debenture or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Senior Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Debenture may be registered in the Security Register of the Company upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by this Debenture and a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Debentures, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
                  As provided in the Senior Indenture, and subject to certain limitations herein and therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures having the same terms and conditions, in authorized denominations, as requested by the Holder surrendering the same.

                  No service charge will be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Debentures are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple in excess thereof.

                  Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The  Debentures  are  subject to  defeasance  as  provided  in
Article XV of the Senior Indenture.

                  The Senior Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.



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



                                                   ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


         UNIF GIFT MIN ACT --
                                                                  (Cust)

                            Custodian
                                                                 (Minor)

                                      Under Uniform Gifts to Minors Act



                                                               (State)

         TEN COM -- as tenants in common
         TEN ENT -- as tenants by the entireties
         JT TEN  -- as joint tenants with right of survivorship
                            and not as tenants in common

                  Additional abbreviations may also be used though not in the above list.

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




Please Insert Social Security Number or Other Identifying Number of Assignee:






PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE:












the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:
                                                          NOTICE:  The signature
                                                          to   this   assignment
                                                          must  correspond  with
                                                          the  name  as  written
                                                          upon  the fact of this
                                                          Debenture   in   every
                                                          particular,    without
                                                          alteration          or
                                                          enlargement   or   any
                                                          change whatsoever.

                                                          SIGNATURE GUARANTEE

                                                -------------------------------

                                            OPTION TO ELECT REDEMPTION

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to redeem this Debenture (or portion hereof specified below) on June 15, 2003 and otherwise pursuant to its terms at a price equal to the principal amount hereof to

         ----------------------------------
         (Please print or typewrite name and address of the undersigned)

         For this Debenture to be redeemed, the Trustee must receive at 111 Wall Street, New York, New York, Corporate Trust Office, 5th Floor, or at such other place or places of which the Trustee shall from time to time notify the Holders of the Debentures, no earlier than April 16, 2003 and no later than May 15, 2003 (or, if either such day is not a Business Day, the next succeeding Business
Day), this Debenture with this "Option to Elect Redemption" form duly completed.

         If less than the entire principal amount of this Debenture is to be redeemed, specify the portion hereof (which shall be an increment of $1,000) which the Holder elects to have redeemed: $__________, and specify the denomination or denominations (which shall be $1,000 or any integral multiple thereof) of the Debentures to be issued to the Holder for the portion of this Debenture not being redeemed (in the absence of any such specification, one such Debenture will be issued for the portion not being redeemed): $_____________.

Dated:__________, 2003
                                                  ----------------------------
                                                 NOTICE: The signature on   this
                                                         Option to Elect
                                                         Redemption must
                                                         correspond with  the
                                                         name as written upon
                                                         the face of this
                                                         Debenture in  every
                                                         particular, without
                                                         alteration or
                                                         enlargement or any
                                                         change whatever.


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